Exhibit 10(iii)A(55)

ZEP INC.

AMENDED AND RESTATED

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

Effective as of October 2, 2012

1.                                      Purpose.

This Zep Inc. Nonemployee Director Deferred Compensation Plan is intended to increase the alignment of the interests of Eligible Directors with the interests of the stockholders of Zep Inc. by increasing their incentive to contribute to the success of the Corporation’s business through the required deferral of a portion of each Eligible Director’s Annual Fee into Deferred Stock Units and by permitting each Eligible Director to elect to defer all or any part of the remainder of his or her fees for interest or other credits or for Deferred Stock Units on the terms and conditions set forth in this Plan.

2.                                      Definitions.  When used in this Plan:

2.1                               “Account” shall mean the bookkeeping account maintained by the Committee (or its designee) as part of the Corporation’s books and records to show the Eligible Director’s deferrals, including the Required Amount and any Optional Amount, whether credited to the Investment Fund or in Deferred Stock Units, and any increase or decrease in the value represented by such credits.  Each Eligible Director’s Account may consist of several subaccounts, and the Committee may establish such additional subaccounts as it deems necessary for the proper administration of this Plan.

2.2                               “Annual Fee” shall mean the annual fee payable for each calendar year in cash (but for the deferral made under this Plan) to an Eligible Director for service on the Board as such fee is set from time to time by the Board.

2.3                               “Beneficiary” shall mean the person or persons designated as such by an Eligible Director on the form provided for this purpose by the Committee or, if no such designation is made or no person so designated survives the Eligible Director, the Eligible Director’s estate.

2.4                               “Board” shall mean the Board of Directors of the Corporation.

2.5                               “Change in Capitalization” shall mean any change in the capital structure of the Corporation with respect to which the Committee reasonably determines that a corresponding change in the Shares available for issuance under this Plan and the outstanding Deferred Stock Units is appropriate and proper under the circumstances.

2.6                               “Change of Control” shall mean any of the following events to the extent that the Committee on the advice of counsel determines that such event constitutes a change in control under Section 409A:

(a)                                 Change in Ownership of the Corporation.  The acquisition by any one person, or more than one person acting as a group (within the meaning of Section 409A),

of ownership of stock of the Corporation (other than from the Corporation) that, together with other stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Corporation, as applicable.

(b)                                 Change in Effective Control of the Corporation.  Either of the following:

(i)             The acquisition, during any 12-month period, by any one person, or more than one person acting as a group (within the meaning of Section 409A), of stock of the Corporation comprising thirty percent (30%) or more of the total voting power of the stock of the Corporation, as applicable.

(ii)          The replacement, during any 12-month period, of at least two-thirds (2/3) of the members of the Board with directors whose appointment or election is not endorsed by two-thirds (2/3) of the members of the Board before the date of such appointment or election.

(c)                                  Change in Ownership of a Substantial Portion of the Corporation’s Assets.  The acquisition by any one person, or more than one person acting as a group (within the meaning of Section 409A), during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets of the Corporation that have a total gross fair market value of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Corporation, as applicable, immediately before such acquisition or acquisitions.  For purposes of this provision, “gross fair market value” means the value of the assets of the Corporation (as applicable), or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

2.7                               “Committee” shall mean the Nominating and Corporate Governance Committee of the Board or such other committee as may be designated by the Board or, if there is no Nominating and Corporate Governance Committee or other such committee, the Board.

2.8                               “Corporation” shall mean Zep Inc., a Delaware corporation and any successor to Zep Inc., a Delaware corporation.

2.9                               “Deferred Stock Unit” shall mean a bookkeeping unit which represents one Share.

2.10                        “Eligible Director” shall mean each member of the Board who is not at the time of reference an employee of the Corporation or any Subsidiary.

2.11                        “Fair Market Value” shall mean the fair market value of the Shares as determined in good faith by the Committee; provided, however, that (a) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, and (b) if the Shares are not listed on any securities exchange, but nevertheless are publicly traded and reported (through the OTC Bulletin Board or otherwise), Fair Market Value on such date shall be the closing sales price on such date (or, if there are no sales on such date, on the next preceding day).  For purposes of part (a) of this definition, if the Shares are traded on more than one securities exchange, then the largest U.S. exchange on which the Shares are traded shall be referenced to determine Fair Market Value.

2.12                        “Investment Fund” shall mean a bookkeeping account established by the Committee which provides for hypothetical interest credits at a rate of interest based upon an index or a rate specified by the Committee or such other hypothetical investment credits as the Committee may establish as the basis for calculating earnings, gains and losses for no more than the part of an Eligible Director’s Account attributable to the Option Amount.

2.13                        “Optional Amount” shall mean the excess of the fees payable (but for any deferral elected under this Plan) each calendar year to an Eligible Director for his or her services as a member of the Board over the Eligible Director’s Required Amount for such calendar year.

2.14                        “Plan” shall mean this Zep Inc. Nonemployee Director Deferred Compensation Plan as adopted effective October 31, 2007 and as thereafter amended, or amended and restated, from time to time.

2.15                        “Required Amount” shall for each calendar year mean one-half of an Eligible Director’s Annual Fee for such year.

2.16                        “Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended, and the any applicable regulations and rulings and judicial decisions.

2.17                        “Shares” shall mean the Common Stock, par value $.01 per share, of the Corporation.

2.18                        “Subsidiary” shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation or by a Subsidiary of the Corporation.

3.                                      Administration.

3.1                               This Plan shall be administered by the Committee.

3.2                               The Committee may make such rules and establish such procedures for the administration of this Plan as it deems appropriate to carry out the purposes of this Plan.  The interpretation and application of this Plan or any such rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons.

4.                                      Number of Shares; Adjustment Upon Change In Capitalization.

4.1                               Number of Shares.  Subject to adjustment as provided in Section 4.2, the aggregate number of whole Shares that may be issued under this Plan is Three Hundred Thousand (300,000) Shares.

4.2                               Change in Capitalization.  In the event of any Change in Capitalization, the Committee shall make such adjustment in the Shares which may be issued under this Plan and the then outstanding Deferred Stock Units as may be determined to be appropriate and equitable by the Committee under the circumstance.

5.                                      Deferrals, Elections and Dividends.

5.1                               Crediting of Deferrals.  The Account of each Eligible Director shall automatically be credited on the first day of each February, May, August and November (or on such other dates as may be determined by the Committee), with (a) a number of Deferred Stock Units equal to one-fourth of the Required Amount divided by the then Fair Market Value of a Share, plus (b) one-fourth of the Optional Amount, if any, which the Eligible Director has elected to defer under Section 5.2.

5.2                               Optional Amount Deferral Election.  Each Eligible Director shall be entitled to elect to defer all or a portion of his or her Optional Amount under this Plan.  Such election shall be made and submitted prior to the start of each such calendar year and shall be effective at the start of such calendar year, or shall be made within the thirty (30) day period which starts on the date the individual first becomes an Eligible Director and shall only be effective when made.  An election shall be made on such form as shall be determined from time to time by the Committee, which form may provide for a continuing deferral election.  A deferral election made for any calendar year shall be irrevocable when made for such calendar year, and a continuing election shall be revocable only with respect to calendar years which follow the calendar year in which the revocation is made.  The Eligible Director may elect to have the deferrals from his or her Optional Amount credited in Deferred Stock Units in accordance with the process described in Section 5.1(a) or deemed to be invested in the Investment Fund, provided that, once the Eligible Director makes such an investment election for any calendar year’s deferrals, the election may not be changed with respect to such deferrals.

5.3                               Distribution Election; Changes to Distribution Election.  Each Eligible Director shall have the right to make an election at any time within the thirty (30) day period which starts on the date he or she first becomes an Eligible Director to have his Account paid in a lump sum or in five substantially equal annual installments (a “Distribution Election”).  Such Distribution Election shall be made on a form provided by the Committee.  If an Eligible Director fails to make a Distribution Election before the end of such thirty (30) day period, the Eligible Director will be deemed to have made a Distribution Election to have his or her Account distributed in a lump sum.

An Eligible Director may change his or her Distribution Election or deemed Distribution Election one time, and the change must satisfy the requirements for an election change under Section 409A.  More specifically, no election change shall become effective until twelve (12) months after the Eligible Director makes the election change, and the distribution of the Eligible Director’s Account under Section 6 shall be delayed until the fifth anniversary of the date the Eligible Director has a separation from service under Section 409A as a member of the Board.  The change in a Distribution Election shall be made on a form provided by the Committee.

5.4                               Dividends on Deferred Stock Units.  As of each dividend payment date declared by the Board with respect to the Shares, the Corporation shall credit to each Account an amount equal to the product of (x) the dividend per Share payable on such dividend payment date and (y) the number of Deferred Stock Units credited to such Eligible Director’s account as of the applicable dividend record date.  The dividends shall be credited to and deemed to be invested in the Investment Fund.  All amounts credited to an Eligible Director’s Account resulting from the crediting of dividends shall be paid in cash.

6.                                      Distribution of Account Balance.

6.1                               Separation from Service.  When an Eligible Director has a separation from service under Section 409A as a member of the Board, the Eligible Director’s Account shall be distributed in the manner provided in this Section 6.  The distribution of any amount credited to the Eligible Director’s Account in Deferred Stock Units shall be paid in whole Shares (with any fractional Share paid in cash) and the distribution of any amount credited to the Investment Fund shall be paid in cash.

6.2                               Timing.  The Account shall be paid in a lump sum or in five substantially equal annual installments upon the Eligible Director’s separation from service under Section 409A as a member of the Board in accordance with the Eligible Director’s Distribution Election or deemed Distribution Election then in effect under Section 5.3.   If payment is made in a lump sum, the lump sum payment shall (subject to Section 5.3) be made no later than the end of the thirty (30) day period immediately following the Eligible Director’s separation from service, the exact time of payment to be determined at the discretion of the Corporation.  If payment is made in five substantially equal installments, the first installment payment shall (subject to Section 5.3) be made no later than the end of the thirty (30) day period immediately following the Eligible Director’s separation from service, the exact time of payment to be determined at the discretion of the Corporation, and each of the remaining four substantially equal installments shall be paid on, respectively, the first, second, third and fourth anniversary of the date of the payment of the first installment.

6.3                               No Rights as a Stockholder.  The holder of any Deferred Stock Units in this Plan shall have none of the rights of a stockholder of the Corporation.  The Corporation’s obligation under this Plan with respect to Deferred Stock Units shall be an unsecured promise to distribute Shares at the time or times described in this Section 6.

6.4                               Specified Employee.  If an Eligible Director also is a “specified employee” of the Corporation under Section 409A at the time the Eligible Director becomes entitled to a payment or to payments under this Section 6, then no payment shall be made to such Eligible Director of his or her Account before the date which is six (6) months and one (1) day after the date the payment would have been made or the payments would have started, except in the event of his or her death or as may otherwise be permitted by Section 409A.

6.5                               Change in Control.  If an individual first becomes an Eligible Director on or after October 2, 2012 and he or she has a separation from service under Section 409A as a member of the Board before the end of the two (2) year period which starts on the date of a Change in Control, then his or her Account shall be paid in a lump sum payment which shall be made no later than the end of the thirty (30) day period immediately following the Eligible Director’s separation from service, the exact time of payment to be determined at the discretion of the Corporation.

6.6                               Death.  If an Eligible Director dies before October 2, 2013, his or her Account, or the remaining balance of his or her Account, shall be paid, or shall continue to be paid, to his or her Beneficiary in accordance with Section 6.2 based on the Eligible Director’s Distribution Election or deemed Distribution Election which is in effect on his or her date of death.  If an Eligible Director dies on or after October 2, 2013, his or her Account, or the remaining balance of his or her Account, shall be paid to his or her Beneficiary in a lump sum no later than the end of the ninety (90) day period immediately following the date of the Eligible Director’s death, the exact time of payment to be determined at the discretion of the Corporation.

7.                                      Term of Plan.

This Plan shall remain in effect until all amounts credited to all Accounts have been paid in full under the terms of this Plan.

8.                                      Amendment; Termination.

The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part.  The termination or any modification or amendment of the Plan shall not, without the consent of the Eligible Director, reduce the amount credited to the Eligible Director’s Account at such time.  Finally, any action taken by the Board under this Section 8 shall (to the extent practicable) satisfy whatever requirements are applicable under Section 409A to avoid triggering a tax under Section 409.

9.                                      Miscellaneous.

9.1                               No Assignment.  The Eligible Director’s Account, including any Deferred Stock Units credited to such Account, shall not be assignable or transferable by the Eligible Director except by will or by the laws of descent and distribution.  Any amounts payable under this Plan shall be paid from the Corporation’s general assets, and an Eligible Director shall be no more than a general and unsecured creditor of the Corporation respecting any payment due under this Plan.

9.2                               No Right to Board Membership.  Nothing in this Plan shall be construed as conferring any right upon any Eligible Director to continue as a member of the Board.

9.3                               Governing Law.  This Plan and all rights under this Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

9.4                               Tax Withholding.  If the Corporation reasonably determines that the Corporation has any tax withholding obligation with respect to any payments made under this Plan, the Corporation shall have the right to deduct such withholdings from such payments.